UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported):       March 21, 2005


                               KEYSPAN CORPORATION
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                                    --------
                 (State or Other Jurisdiction of Incorporation)


       1-14161                                           11-3431358
       -------                                           ----------
(Commission File Number)                       (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York               11801
  One MetroTech Center, Brooklyn, New York                    11201
  ----------------------------------------                    -----
  (Address of Principal Executive Offices)                 (Zip Code)

                            (631) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
                            -------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.

5

Item 1.01         Entry into a Material Definitive Agreement
---------         ------------------------------------------

On March 21, 2005, KeySpan entered into a Supplemental Remarketing Agreement to the original Remarketing Agreement dated May 6, 2002 with J.P. Morgan Securities Inc. (the "Remarketing Agent") and JPMorgan Chase Bank, N.A. regarding the remarketing of $394.88 million aggregate principal amount of its Senior Notes due May 16, 2008 (the "Notes").

The Supplemental Remarketing Agreement provides, among other things, that, subject to the terms and conditions and in reliance upon the representations and warranties set forth in the Supplemental Remarketing Agreement, that the Remarketing Agent agrees to use its commercially reasonable best efforts to remarket the aggregate principal amount, as the case may be, of the Notes at a purchase price not less than 100.25% of a calculated purchase price. In connection therewith, the registered holder or holders of the Notes agree to pay to the Remarketing Agent a remarketing fee equal to an amount not exceeding 25 basis points (0.25%) of the calculated purchase price. A copy of the Supplemental Remarketing Agreement is attached hereto as Exhibit 99.1 and incorporated by reference.

On March 21, 2005, KeySpan announced the successful remarketing of the Notes. A copy of the related press release issued by KeySpan is attached hereto as
Exhibit 99.2 and incorporated by reference.

On March 24, 2005, KeySpan completed and closed the remarketing transaction.

Item 9.01         Financial Statements and Exhibits

   (c)   Exhibits.

         99.1     Supplemental Remarketing Agreement dated as of March 21, 2005.

         99.2     Press Release of the Company dated March 21, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            KEYSPAN CORPORATION

Dated: March 24, 2005                       By: /s/ John J. Bishar, Jr.
                                                -----------------------
                                                John J. Bishar, Jr.
                                                Executive Vice President,
                                                General Counsel & Chief
                                                Governance Officer

                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.        Exhibit                                                 Page
-----------        -------                                                 ----

99.1               Supplemental Remarketing Agreement
                   dated as of March 21, 2005.                               6

99.2               Press Release of the Company dated March 21, 2005.        29